FOR IMMEDIATE RELEASE

March 30, 2006

Contact: Rosemarie Faccone

    Susan Jordan

    732-577-9997

UNITED MOBILE HOMES, INC. ANNOUNCES NAME CHANGE TO

UMH PROPERTIES, INC.

Freehold, New Jersey, March 30, 2006……United Mobile Homes, Inc. (AMEX:UMH), a real estate investment trust (REIT), announced today that, effective April 1, 2006, the Company’s name will be changed to UMH Properties, Inc.  The Company’s common stock will continue to trade under the symbol “UMH” but under the new CUSIP number 903002103.

Samuel A. Landy, President, stated, “In order to better portray the quality of the homes that now reside in our communities, we decided to change our name.  We’ve been in the manufactured housing industry for nearly four decades.  Our old name did a disservice to the high caliber manufactured homes being built today.”

The name change was unanimously approved by the Company’s Board of Directors and will become effective on April 1, 2006.

UMH Properties, Inc. is a publicly-owned real estate investment trust whose primary business is the ownership and operation of manufactured home communities. The Company owns and operates twenty-eight manufactured home communities located in New York, New Jersey, Pennsylvania, Ohio and Tennessee.  In addition, the Company owns a portfolio of REIT securities.  UMH has been in operation since 1968, operating as a public company since 1985.

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